EXHIBIT 23.1




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of XOMA Ltd. for the registration of 3,174,086 common shares and to the incorporation by reference therein of our report dated February 12, 1999 with respect to the 1998 consolidated financial statements of XOMA Ltd. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                    /S/ ERNST & YOUNG LLP


Palo Alto, California
August 18,  1999